COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
    IN DREYFUS 100% U.S. TREASURY SHORT TERM FUND AND THE
    MERRILL LYNCH GOVERNMENTS, U.S. TREASURY, SHORT-TERM
    (1-2.99 YEARS) INDEX

     EXHIBIT A:
     _______________________________________________________
    |           |   MERRILL LYNCH       |                  |
    |           |  GOVERNMENTS, U.S.    |   DREYFUS 100%   |
    |  PERIOD   |TREASURY, SHORT-TERM   |   U.S. TREASURY  |
    |           |(1-2.99 YEARS) INDEX*  |  SHORT TERM FUND |
    |-----------|-----------------------|------------------|
    |  9/10/87  |                10,000 |           10,000 |
    | 12/31/87  |                10,369 |           10,623 |
    | 12/31/88  |                11,014 |           11,460 |
    | 12/31/89  |                12,212 |           12,930 |
    | 12/31/90  |                13,399 |           13,737 |
    | 12/31/91  |                14,964 |           15,512 |
    | 12/31/92  |                15,907 |           16,600 |
    | 12/31/93  |                16,768 |           17,766 |
    | 12/31/94  |                16,863 |           17,707 |
    | 12/31/95  |                18,718 |           19,722 |
    |------------------------------------------------------|

    *Source: Merrill Lynch, Pierce, Fenner and Smith Inc.